NEWMONT MINING CORPORATION

                          Convertible Debt Securities

                            Underwriting Agreement

                                           , 19

Dear Sirs:

            1. Introductory. Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities (the "Debt Securities"), which are convertible into shares of common stock of the Company (the "Common Shares"). The Debt Securities and the Common Shares issuable upon conversion of the Debt Securities are registered under the registration statement referred to in
Section 2(a).

          Particular series of the Debt Securities will be sold pursuant to a Terms Agreement referred to in Section 3 in the form of Annex I attached hereto, for resale in accordance with the terms of offering determined at the time of sale. The Debt Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The Offered Securities will be unsecured and may be either (a) unsubordinated indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company (the "Senior Debt Securities"), or (b) subordinated in right of payment to all Senior Indebtedness of the Company as defined in, and subject to the terms and conditions set forth in, the Terms Agreement referred to in Section 3 relating to such Offered Securities (the "Subordinated Debt Securities"). The Senior Debt Securities will be issued under an indenture (the "Senior Indenture"), between the Company and The Bank of New York, as Trustee, in one or more series, which series may vary as to interest rates, maturities, conversion rights, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Senior Debt Securities being determined at the time of sale. The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee, in one or more series, which series may vary as to interest selling prices and other terms, with all such terms for any particular of the Subordinated Debt Securities being determined at the time of sale. As used herein the term "Indenture" refers to, if the Offered Securities are Senior Debt Securities, the Senior Indenture and, if the Offered Securities are Subordinated Debt Securities, the Subordinated Indenture.

          Each Common Share issued upon conversion of the Offered Securities will include (a) one preferred share purchase right (the "Junior Preferred Rights") entitling the holder thereof to purchase, under certain circumstances, one five-hundredth of a share of Series A Junior Participating Preferred Stock, par value $5.00 per share, of the Company, subject to
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adjustment and (b) one equal value right (the "Equal Value Rights") entitling the holder thereof to receive from the Company, upon the occurrence of certain events, a cash payment. The Junior Preferred Rights are to be issued pursuant to a Rights Agreement dated as of August 30, 1990, as amended, between the Company and Chemical Bank, as rights agent. The Equal Value Rights are to be issued pursuant to a Rights Agreement dated as of September 23, 1987, as amended between the Company and Chemical Bank, as rights agent.

          The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Section 5(c) and the second sentence of Section 3) shall mean the Underwriters.

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a)  A registration statement (No. 33-    ), including a prospectus,
     relating to the Debt Securities and the Common Shares has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Regis-tration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") of the Rules and Regulations of the Commission (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

          (b) On the effective date of the registration statement relating to the Debt Securities and the Common Shares, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

          (c) Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus (other than documents incorporated by reference therein relating solely to securities other than the Offered Securities) will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.

          (d) The Company has complied and, until the distribution of the Offered Securities is completed, will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida
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     statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          3. Purchase and Offering of Offered Securities. The obligation of the Company to issue and sell any Offered Securities and the obligation of the Underwriters to purchase the Offered Securities will be set forth in a Terms Agreement (the "Terms Agreement") which shall be in the form of an executed writing (which may be handwritten), and may be evidenced by an exchange of telegraphic or any other rapid transmission device designed to produce a written record of communications transmitted at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the aggregate principal amount of the Offered Securities, the principal amount of Offered Securities to be purchased by each Underwriter, the initial public offering price of the Offered Securities, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, dates of payment and rate of interest, if any, maturity, terms of conversion, any redemption or repayment provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus. The Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

            If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Offered Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Offered Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and shall so advise the Company. The Company will advise the Representatives not later than 5:00 p.m., New York time, on the business day prior to the Closing Date of the principal amount of Offered Contract Securities.

          4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Davis Polk & Wardwell, counsel for the Underwriters, one signed copy of the registration statement relating to the Debt Securities and the Common Shares, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b).

          (b) During the time when a prospectus relating to the Offered Securities is required to be delivered under the Act, (i) the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement, and (ii) the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement and the Pros-pectus and, during the time when a prospectus relating to the Offered Securities is required to be delivered under the Act, all amendments and supplements to such documents (other than those solely relating to securities other than the Offered Securities), in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or as a dealer in securities or to take any action that would subject it to general or unlimited service of process in any such jurisdiction.

          (g)  The Company will pay or cause to be paid the following:
     (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Debt Securities and the Common Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, any Terms Agreement, any Indenture, any Delayed Delivery Contracts, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities and the Common Shares issuable upon conversion thereof; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 4(f), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Offered Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Offered Securities; (vi) the cost of preparing the Offered Securities and the Common Shares issuable upon conversion thereof; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Offered Securities;
     (viii) the fees and expenses in connection with the listing of the Common Shares issuable on conversion of the Offered Securities; (ix) the fees and expenses of any transfer agent relating to the Common Shares issuable upon conversion of the Offered Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder and under any Delayed Delivery Contracts which are not otherwise specifically provided for in this Section; provided, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

          (h) If and to the extent so provided in the Terms Agreement referred to in Section 3, the Company, for the period therein provided, will not, directly or indirectly, sell, contract to sell or otherwise dispose of certain of its securities as specified in such Terms Agreement.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the written statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen & Co., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

               (i) in their opinion, the financial statements and schedules audited by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

              (ii) they have read the unaudited financial statements included in the Prospectus;

             (iii) on the basis of the reading referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any, included or incorporated by reference in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and the Exchange Act and the related published rules and regulations thereunder, as applicable, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or

                    (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year; or

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any material change in the consolidated capital stock (other than issuances of capital stock upon exercise of options and director stock grants) or any material increase in consolidated long-term debt of the Company and its subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any material decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                    (D) for the period from the date of the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated sales, net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (iv) they have carried out specified procedures, as requested by the Underwriters, for the purpose of comparing specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a). No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any downgrading in the rating of any senior debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
     (ii) any suspension or limitation in trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such Exchange; (iii) any suspension in trading in the Common Shares on the New York Stock Exchange imposed by the New York Stock Exchange or the Commission; (iv) any general banking moratorium declared by Federal or New York authorities; or (v) any outbreak or material escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency is so material and adverse so as to make it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated the Closing Date, of White & Case, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (ii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Offered Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Offered Securities other than any Offered Contract Securities constitute, and any Offered Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); the Offered Securities other than any Offered Contract Securities conform, and any Offered Contract Securities, when issued and delivered in the manner provided for in the Indenture and sold pursuant to Delayed Delivery Contracts, will conform, in all material respects to the description thereof contained in the Prospectus;

            (iii) The shares of capital stock of the Company outstanding on the Closing Date have been duly authorized, are validly issued, fully paid and non-assessable, and conform in all material respects as to legal matters to the description thereof contained in the Prospectus;

             (iv) The Common Shares have been duly authorized and reserved for issuance by the Company upon conversion of the Offered Securities, and when so issued and countersigned by the transfer agent therefor, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to the pre-emptive rights of any stockholder of the Company;

               (v) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) and the Indenture, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

              (vi) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

            (vii) The registration statement relating to the Debt Securities and the Common Shares, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations thereunder; nothing has come to such counsel's attention which causes it to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents;

             (viii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company; and

               (ix) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus.

          (e) The Representatives shall have received an opinion, dated the Closing Date, from Graham M. Clark, Jr., Esq., Senior Vice President and General Counsel of the Company, to the effect that:

               (i) The Company and Newmont Gold Company have been duly incorporated and are existing corporations in good standing in their state of incorporation and have been duly qualified to do business and are in good standing as foreign corporations in all jurisdictions in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

              (ii) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company or any of its subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company or any of its material properties or, any material agreement or instrument to which the Company or any material subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Restated Certificate of Incorporation or By-Laws of the Company or any such subsidiary;

             (iii) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its material properties that is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture and any Deposit Agreement, except such as may be required under the Act, the Trust Indenture Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

              (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel needs express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes it to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact and omitted to state a material fact necessary in order to make the statements therein, in the light of the cir-cumstances under which they were made when such documents were so filed, not misleading;

               (v) Nothing has come to such counsel's attention which causes it to believe that the registration statement relating to the Debt Securities and the Common Shares, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

              (vi) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings.

          (f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Senior Vice President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

            6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsec-tion (a) with respect to any preliminary prospectus or preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold designated securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the

Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (as then amended, supplemented or modified).

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

          (d) If the indemnification provided for in this Section is unavailable (other than as a result of the provisos contained in subsection
(a)) or insufficient to hold harmless an indemnified party under subsection
(a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepre-sentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

            7. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase under the Terms Agreement relating to such Offered Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Offered Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Offered Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Offered Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Offered Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the reasonable opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to the Terms Agreement with respect to such Offered Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Offered Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Offered Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Offered Securities which such Underwriter agreed to purchase under the Terms Agreement relating to such Offered Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of

Securities which such Underwriter agreed to purchase under such Terms Agreement) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Offered Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Offered Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement relating to such Offered Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(g) and the indemnity and contribution agreements in Section 6; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (ii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, but the Company shall be under no further liability to any Underwriter except as provided in Section 6.

            9. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by first class mail, telex, or facsimile transmission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Representatives as set forth in the Terms Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by first class mail, telex, or facsimile trans-mission (confirmed in writing by overnight courier sent on the day of such facsimile transmission) to the address of the Company set forth in the Registration Statement, Attention: Secretary.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Time of Essence. Time shall be of the essence of each Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         12. GOVERNING LAW. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13. Counterparts. This Agreement and each Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
          If the foregoing is in accordance with your understanding, please sign and return three counterparts hereof.

                         Very truly yours,

                         NEWMONT MINING CORPORATION


                         By
                           Name:
                           Title:

Accepted as of the date hereof:

[Names of Underwriters]

By:  [Representatives]


By:
     Name:
     Title:

On behalf of each of the Underwriters

                                                    ANNEX I


                          NEWMONT MINING CORPORATION

                          Convertible Debt Securities


                                Terms Agreement


                                                     , 19


[Names and Addresses of
  Representatives]

Dear Sirs:

          Newmont Mining Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the
Underwriting Agreement, dated             , 19   (the "Underwriting
Agreement"), between the Company on the one hand and                   , on
the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that, if this Terms Agreement and the Underwriting Agreement are dated different dates, each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Securities which are the subject of the Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of Securities are set forth in Schedule II hereto.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Securities covered by Delayed Delivery Contracts, if any, as may be specified in such
Schedule II.

          If the foregoing is in accordance with your  understanding, please
sign and return to us         counterparts hereof, and upon acceptance hereof
by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request.

                         Very truly yours,

                         NEWMONT MINING CORPORATION


                         By
                           Name:
                           Title:

Accepted as of the date hereof:

By:

On behalf of each of the Underwriters

                                  SCHEDULE I


                               Principal Amount of
                              Designated Securities
          Underwriter            to be Purchased













Total.........................   $

                                  SCHEDULE II

Title of Securities:
          [  %] [Floating Rate] [Zero Coupon] Convertible [Subordinated]
          [Notes]        [Debentures] due

Aggregate principal amount:
          $

Price to Public:
               % of the principal amount of the Securities, plus accrued
          interest [, if any,] from           to            [and accrued
          amortization, if any, from            to             ]

Purchase Price by Underwriters:
               % of the principal amount of the Securities, plus accrued
          interest [,if any,] from           to            [and accrued
          amortization, if any, from            to             ]

Specified funds for payment of purchase price:
          [New York] Clearing House funds

Indenture:
          Indenture, dated as of           , 1994, [, as supplemented by
                  ,] between the Company and The Bank of New York, as Trustee

Maturity:

Interest Rate:
          [  %] [Zero Coupon] [See Floating Rate
     Provisions]

Interest Payment Dates:
          [months and dates]

Conversion Rights:
          The Securities will be [subject to mandatory conversion] [convertible [at the option of the holder thereof] [at the option of the Company]] into shares of Common Stock of the Company. [Describe conversion provisions.]

Ranking:

          [The Securities will be unsecured, unsubordinated indebtedness of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company]

          [The Securities will be unsecured indebtedness of the Company and will be subordinated in right of payment to all Senior Indebtedness of the Company. Senior Indebtedness is defined as
                               .]


Redemption Provisions:
          [No provisions for redemption]



          [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the
          amount of $       or an integral multiple thereof,           ]

          [on or after          ,           at the following redemption prices
          (expressed in percentages of principal amount):  If [redeemed on or
          before          ,     %, and if] redeemed during the 12-month period
          beginning            ,

                    Year                         Redemption

                                                    Price




          and thereafter at 100% of principal amount, together in each case with accrued interest to the redemption date]

          [on any interest payment date falling on or after             ,
                     , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption].

          [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

          [Restriction on refunding]

Sinking Fund Provisions:
          [No sinking fund provisions]

          [The Securities are entitled to the benefit of a sinking fund to
          retire $         principal amount of Securities on        in each of
          the years       through      at 100% of their principal amount plus
          accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional $
                    principal amount of Securities in the years      through
               at 100% of their principal amount plus accrued interest.]

               [If Securities are extendable debt Securities, insert --

Extendable provisions:
               Securities are repayable on       ,       [insert date and
          years], at the option of the holder, at their principal amount with
          accrued interest.  Initial annual interest rate will be    %, and
          thereafter annual interest rate will be adjusted on       , and
                  to a rate not less than     % of the effective annual
          interest rate on U.S. Treasury obligations with          -year
          maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

               [If Securities are Floating Rate debt Securities, insert --

Floating rate provisions:

               Initial annual interest rate will be   % through
          [and thereafter will be adjusted [monthly] [on each      ,         ,
          and            ] [to an annual rate of        % above the average
          rate for        -year [month] [securities] [certificates of deposit]
          issued by           and                     [insert names of
          banks].] [and the annual interest rate [thereafter] [from
                         through             ] will be the interest yield
          equivalent of the weekly average per annum market discount rate for
               -month Treasury bills plus    % of Interest Differential (the
          excess, if any, of (i) then current weekly average per annum
          secondary market yield for       -month certificates of deposit over
          (ii) then current interest yield equivalent of the weekly average
          per annum market discount rate for       -month Treasury bills);
          [from           and thereafter the rate will be the then current
          interest yield equivalent plus      % of Interest Differential].]

Closing Date:
     [Time and date], 19

Closing Location:

Delayed Delivery:
     [None] [Underwriters' commission shall be     % of the principal amount
     of Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of
                                            .]

Black Out Period:
     [None]

     [For a period beginning at the time of execution of the Terms Agreement
     and ending [   ] days thereafter, the Company will not, directly or
     indirectly, offer, sell, contract to sell or otherwise dispose of Common Shares or securities representing, convertible into or exchangeable for, or any rights to purchase or acquire, Common Shares, other than (i) pursuant to its employee stock option and restricted stock plans or its directors' stock plan, each as in effect at the time of execution of the Terms Agreement, (ii) pursuant to arrangements made with respect to any person who becomes an employee of the Company, (iii) upon exercise of the Company's outstanding $5.50 Convertible Preferred Stock, par value $5.00 per share, or (iv) pursuant to the Junior Preferred Rights.]

     [Insert terms, if other than as above.]


Names and addresses of Representatives:




Address for Notices, etc.:



[Other Terms](1)

(1) A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to the issuer's understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus for the offering.

                                                   ANNEX II


                (Three copies of this Delayed Delivery Contract
                 should be signed and returned to the address
                  shown below so as to arrive not later than
                         9:00 A.M., New York time, on
                                          , 19  *.)


                           DELAYED DELIVERY CONTRACT

                                 [Insert date of initial
                                 public offering]


NEWMONT MINING CORPORATION
      c/o [Name and Address of Representative]


Gentlemen:

          The undersigned hereby agrees to purchase from Newmont Mining Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date
hereof, for delivery on               , 19   ("Delivery Date"),]

                                $

principal amount of the Company's [Insert title of securities] ("Securities"),
offered by the Company's Prospectus dated           ,  19   and a Prospectus
Supplement dated           , 19   relating thereto, receipt of copies of which
is hereby acknowledged, at    % of the principal amount thereof plus accrued
interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

  [If two or more delayed closings, insert the following:





* Insert date which is third full business day prior to Closing Date under the Terms Agreement.

           [The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

              Delivery Date         Principal Amount






Each of such delivery dates is hereinafter referred to as a Delivery Date.]

          Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in [New York]
Clearing House (next day) funds at the office of                      at
.M. on [the] [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

          Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by [a copy] [copies] of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                              Yours very truly,


                                    (Name of Purchaser)


                               By




                                    (Title of Signatory)





                                    (Address of Purchaser)

Accepted, as of the above date.

NEWMONT MINING CORPORATION

        BY
               [Insert Title]